Exhibit (a)(24)

DEUTSCHE DWS INTERNATIONAL FUND, INC.

ARTICLES SUPPLEMENTARY

Deutsche DWS International Fund, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation and Sections 2-208, 2-208.1 and 2-105(c) of the Maryland General Corporation Law, the Board of Directors has designated and classified 50,000,000 of the authorized but undesignated shares of the capital stock of the Corporation as additional shares of the Corporation’s DWS Global Macro Fund Series, with such 50,000,000 shares being designated as a new Class of the Corporation’s DWS Global Macro Fund Series, such Class being designated as the “Class R6” shares of the DWS Global Macro Fund Series.

SECOND: (a) Immediately prior to the filing of these Articles Supplementary, the Corporation had the authority to issue 2,947,923,888 shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of $29,479,238.88, which shares were designated and classified into the following Series, which Series were subdivided into the following Classes:

Series	Classes	Number of Shares

DWS CROCI® International Fund		470,595,597

	Class A shares	100,000,000
	Class C shares	20,000,000
	Class S shares	200,595,597
	Institutional Class shares	50,000,000
	Class R6 shares	50,000,000
	Class T shares	50,000,000

DWS Emerging Markets Equity Fund		370,000,000

	Class A shares	50,000,000
	Class C shares	20,000,000
	Class R6	50,000,000
	Class S shares	100,000,000
	Institutional Class shares	100,000,000
	Class T shares	50,000,000

DWS Global Macro Fund		300,000,000

	Class A shares	50,000,000
	Class C shares	50,000,000
	Class R shares	50,000,000
	Class S shares	50,000,000
	Institutional Class shares	50,000,000
	Class T shares	50,000,000

DWS Latin America Equity Fund		270,000,000

	Class A shares	50,000,000
	Class C shares	20,000,000
	Class S shares	100,000,000
	Institutional Class shares	50,000,000
	Class T shares	50,000,000

DWS World Dividend Fund		370,000,000

	Class A shares	50,000,000
	Class C shares	20,000,000
	Class S shares	100,000,000
	Institutional Class shares	100,000,000
	Class R6 shares	50,000,000
	Class T shares	50,000,000

Undesignated		1,167,328,291

(b) Immediately after the filing of these Articles Supplementary, the Corporation will continue to have the authority to issue 2,947,923,888 shares of capital stock, with a par value of $0.01 per share, for an aggregate par value of $29,479,238.88, which shares will be designated and classified into the following Series, which Series will be subdivided into the following Classes:

Series	Classes	Number of Shares

DWS CROCI® International Fund		470,595,597

	Class A shares	100,000,000
	Class C shares	20,000,000
	Class S shares	200,595,597
	Institutional Class shares	50,000,000
	Class R6 shares	50,000,000
	Class T shares	50,000,000

DWS Emerging Markets Equity Fund		370,000,000

	Class A shares	50,000,000
	Class C shares	20,000,000
	Class R6	50,000,000
	Class S shares	100,000,000
	Institutional Class shares	100,000,000
	Class T shares	50,000,000

DWS Global Macro Fund		350,000,000

	Class A shares	50,000,000
	Class C shares	50,000,000
	Class R shares	50,000,000
	Class R6	50,000,000
	Class S shares	50,000,000
	Institutional Class shares	50,000,000
	Class T shares	50,000,000

DWS Latin America Equity Fund		270,000,000

	Class A shares	50,000,000
	Class C shares	20,000,000
	Class S shares	100,000,000
	Institutional Class shares	50,000,000
	Class T shares	50,000,000

DWS World Dividend Fund		370,000,000

	Class A shares	50,000,000
	Class C shares	20,000,000
	Class S shares	100,000,000
	Institutional Class shares	100,000,000
	Class R6 shares	50,000,000
	Class T shares	50,000,000

Undesignated		1,117,328,291

THIRD: A description of the “Class R6” shares of the Corporation’s DWS Global Macro Fund Series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of such shares, as set by the Board of Directors of the Corporation, is as follows:

(a) Except as provided in the Charter of the Corporation and except as described in (b) below, the “Class R6” shares of the Corporation’s DWS Global Macro Fund Series shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as, as applicable, the “Class A”, “Class C”, “Class R”, “Class S”, “Institutional Class”, and “Class T” shares of the Corporation’s DWS Global Macro Fund Series.

(b) Each “Class R6” share of the Corporation’s DWS Global Macro Fund Series may be issued and sold subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, or any other type of sales load or charge; to such expenses and fees (including, without limitation, distribution expenses, administrative expenses under an administrative or service agreement, plan or other arrangement, and other administrative, record keeping, redemption, service or other fees, however designated); to such account size requirements; and to such other rights and provisions; which may the same or different from each of the other classes of the Corporation’s DWS Global Macro Fund Series, all as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

FOURTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares of the Corporation’s capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

FIFTH: The Board of Directors of the Corporation, acting at a meeting duly called and held on May 15, 2019, duly authorized and adopted resolutions designating and classifying the capital stock of the Corporation as set forth in these Articles Supplementary.

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IN WITNESS WHEREOF, Deutsche DWS International Fund, Inc. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its President and attested to by its Secretary on this 15th day of May, 2019; and its President acknowledges that these Articles Supplementary are the act of Deutsche DWS International Fund, Inc., and she further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of her knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:	DEUTSCHE DWS INTERNATIONAL FUND, INC.

/s/ John Millette	/s/ Hepsen Uzcan
Name: John Millette	Name: Hepsen Uzcan
Position: Secretary	Position: President